UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2012

DUOYUAN PRINTING, INC.
(Exact name of registrant as specified in charter)

Wyoming	001-34520	91-1922225
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 3 Jinyuan Road Daxing Industrial Development Zone Beijing Peoples Republic of China 102600
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  10 6021 2222

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Termination of Chief Operating Officer

    On April 13, 2012, the Company’s Board of Directors terminated Mr. Wenzhong Liu, from his position as the Chief Operating Officer of the Company and his positions with the Company’s subsidiaries. Mr. Liu was terminated upon the recommendation of the audit committee and in connection with the Special Investigation that the Audit Committee is conducting.

Termination of Chief Financial Officer

    On April 13, 2012, the Company’s Board of Directors terminated Ms. Baiyun Sun, from her position as the Company’s Chief Financial Officer and her positions with the Company’s subsidiaries. Ms. Sun was terminated upon the recommendation of the audit committee and in connection with the Special Investigation that the Audit Committee is conducting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUOYUAN PRINTING, INC.

Date: April 13, 2012	By:	/s/ Xiqing Diao
Xiqing Diao, Chief Executive Officer